Morgan Stanley Limited Duration Fund
                          Item 77(O) 10F-3 Transactions
                       April 1, 2003 - September 30, 2003



 Security   Purcha   Size   Offeri   Total    Amount   % of    % of
Purchased     se/     of      ng     Amount     of    Offeri   Fund   Brokers
             Trade  Offeri  Price      of     Shares    ng      s
             Date     ng      of    Offering  Purcha  Purcha   Tota
                            Shares              sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts
 General    06/26/  1,000,  $99.92  $99,923,  550,00  0.001%   0.11
  Motors      03    000,00          000,000      0              1%     Morgan
Acceptance             0                                              Stanley,
Corporatio                                                            Banc of
 n, 4.50%                                                             America
Notes due                                                            Securities
 July 15,                                                            LLC, Banc
   2006                                                                 One
                                                                      Capital
                                                                      Markets
                                                                     Inc, Bear
                                                                     Stearns &
                                                                     Co Inc, JP
                                                                      Morgan,
                                                                     Citigroup,
                                                                       Mellon
                                                                     Financial
                                                                      Markets
                                                                        LLC,
                                                                      Merrill
                                                                      Lynch &
                                                                     Co, Scotia
                                                                      Capital,
                                                                      Comerica
                                                                     Securities
                                                                      and SMBC
                                                                     Securities
                                                                        Inc


   UFJ
 Finance
Aruba AEC,                                                            Merrill
  6.75%                                                               Lynch &
Guaranteed                                                              Co,
Notes due                                                             Goldman
   2013     07/18/  1,250,  $99.54  $124,422  895,00  0.001%   0.16   Sachs &
guaranteed    03    000,00          ,500,000     0              7%   Co, Lehman
   on a                0                                             Brothers,
subordinat                                                              UFJ
 ed basis                                                            Internatio
  as to                                                               nal plc
payment of                                                           and Morgan
principle                                                             Stanley
   and
 interest
  by UFJ
   Bank
 Limited
(New York
 Branch)


                                                                      Barclays
                                                                      Capital,
                                                                     Citigroup,
  Miller                                                             JP Morgan,
 Brewing    08/06/  600,00  $99.6   $59,794,  645,00  0.001%   0.12  ABN AMRO,
 Company      03      0,      6     200,000      0              0%    Banc of
                      000                                             America
                                                                     Securities
                                                                     LLC, Banc
                                                                        One
                                                                      Capital
                                                                      Markets
                                                                        Inc,
                                                                      Dresdner
                                                                     Kleinwort
                                                                     Wasserstei
                                                                     n, Lehman
                                                                      Brothers
                                                                       Morgan
                                                                      Stanley
                                                                        and
                                                                     Hawkpoint